UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)

5/16/2006

NORTHROP GRUMMAN CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-16411	No. 95-4840775
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1840 Century Park East, Los Angeles, California 90067

www.northropgrumman.com

(Address of principal executive offices and internet site)

(310) 553-6262

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement

(i) On May 16, 2006, the Compensation and Management Development Committee (the “Compensation Committee”) of the Board of Directors of Northrop Grumman Corporation (the “Company”) approved a salary of $825,000 per year for Wesley G. Bush, Corporate Vice President and Chief Financial Officer, in connection with and contingent upon his election as President and Chief Financial Officer by the Board of Directors. The Compensation Committee also approved an annual target bonus of 90 percent for Mr. Bush pursuant to the 2002 Incentive Compensation Plan. He received 40,000 Restricted Stock Rights pursuant to the 2001 Long Term Incentive Stock Plan which will vest in their entirety four years from the date of grant. He will also receive a $20,000 annual car allowance and $15,000 for financial planning on an annual basis.

(ii) On May 16, 2006, the Compensation Committee approved a change in vacation policy for Dr. Ronald D. Sugar, Chairman of the Board and Chief Executive Officer, and his direct reports. Under the new policy, these executive officers will accrue a maximum of four weeks vacation time per year up to a maximum of two times annual accrual. Accruals are capped at the maximum with no cashout provision until termination.

(iii) At its meeting on May 17, 2006, the Board of Directors approved an amendment to the Non-Employee Directors Equity Participation Plan (the “Plan”) retroactively terminating Annual Accruals as defined by the Plan, effective as of and from June 1, 2005.

Section 5 – Corporate Governance and Management

Item 5.02(b)

(i) Effective May 17, 2006, Dr. Ronald D. Sugar, Chairman of the Board and Chief Executive Officer, ceded the title of President.

(ii) Effective at the Company’s Annual Meeting of Stockholders on May 17, 2006, John B. Slaughter retired from the Board of Directors in accordance with the Company’s mandatory retirement policy for directors.

Item 5.02(c)

At its organizational meeting on May 17, 2006, immediately following the Annual Meeting of Stockholders, the Board of Directors elected Wesley G. Bush, the Company’s Corporate Vice President and Chief Financial Officer, to the position of President and Chief Financial Officer. The description of Mr. Bush’s compensation is set forth in Item 1.01 above and is incorporated by reference into this Item 5.02(c). Mr. Bush is 45 and has held the title Corporate Vice President and Chief Financial Officer since March 2005. From February 2003 to February 2005 he was Corporate Vice President and President, Space Technology Sector. From December 2002 through January 2003 he served as Corporate Vice President of Northrop Grumman Corporation. Mr. Bush was Executive Vice President of TRW Inc. and President and Chief Executive Officer of TRW Aeronautical Systems from 2001 to 2002, and Vice President and General Manager, TRW Ventures, TRW Space & Electronics Group from 2000 to 2001. The information required by Regulation S-K is incorporated by reference to the 2006 Proxy Statement filed with the Securities and Exchange Commission on April 12, 2006. The press release announcing Mr. Bush’s election is furnished as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(i) On May 17, 2006 the Company’s stockholders approved the proposal contained in the definitive Proxy Statement dated April 12, 2006 to amend the Company’s Restated Certificate of Incorporation. The amendment eliminates the super majority voting requirements for most actions. A copy of the Company’s Restated Certificate of Incorporation in the form filed with the Secretary of State of the State of Delaware on May 18, 2006 is attached as Exhibit 3.1 to this Report on Form 8-K.

(ii) Effective with the adoption of the amendment to the Company’s Restated Certificate of Incorporation, the Company’s Bylaws were amended to conform to the amended provisions of the Restated Certificate of Incorporation as described in item (i) above. The Company’s Bylaws as amended through May 18, 2006 are attached as Exhibit 3.2 to this Report on Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit 3.1	Restated Certificate of Incorporation of Northrop Grumman Corporation effective May 18, 2006

Exhibit 3.2	Bylaws of Northrop Grumman Corporation, as amended May 18, 2006

Furnished

Exhibit 99.1	Press release dated May 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHROP GRUMMAN CORPORATION
(Registrant)

By:	/s/ John H. Mullan
John H. Mullan
Corporate Vice President and Secretary

Date: May 19, 2006

Exhibit Index

Exhibit No.

Exhibit 3.1	Restated Certificate of Incorporation of Northrop Grumman Corporation effective May 18, 2006

Exhibit 3.2	Bylaws of Northrop Grumman Corporation, as amended May 18, 2006

Exhibit 99.1	Furnished – Press release dated May 18, 2006